EXHIBIT 3.1
                                                                     -----------


                              CERTIFICATE OF MERGER

                                       OF

                                   RWA21, LTD.
                           (a Connecticut corporation)
                            (the merging corporation)

                                  WITH AND INTO

                                   BIW LIMITED
                           (a Connecticut corporation)
                           (the surviving corporation)

          (Pursuant to Chapter 601 of the Connecticut General Statutes)


1. The parties to the merger are RWA21, Ltd., a corporation organized and existing under the laws of the State of Connecticut (the "MERGER SUB"), and BIW Limited, a corporation organized and existing under the laws of the State of Connecticut (the "COMPANY").

2. The Company shall be the surviving corporation in the merger, but upon the effectiveness of the merger its name shall be changed to "RWA21, Ltd." by virtue of the amendment to the Company's Certificate of Incorporation referred to in paragraph 4 below.

3. The merger shall be effective immediately upon the filing of this Certificate of Merger.

4. Upon the effectiveness of the merger, the Certificate of Incorporation of the Company shall be amended, among other things, to: (a) change the name of the Company to "RWA21, Ltd."; (b) change the name and address of the registered agent of the Company to MCR&P Service Corporation, CityPlace I, 185 Asylum Street, Hartford, Connecticut; (c) eliminate any reference to the name and address of the original incorporator; (d) change the authorized capitalization of the Company; and (e) add additional provisions relating to the management of the business and the conduct of the affairs of the Company. Specifically, upon the effectiveness of the merger, the Certificate of Incorporation of the Company shall be amended by virtue of the merger to read in its entirety as set forth on Exhibit A hereto and, as so amended, shall be the Certificate of Incorporation of the surviving corporation until thereafter changed or amended in accordance with applicable provisions of the Connecticut Business Corporation Act.

5. The plan of merger was duly approved by the sole shareholder of the Merger Sub, and by the shareholders of the Company, in the manner required by Sections 33-600 through 33-998, inclusive, of the Connecticut General Statutes and the Certificates of Incorporation of each of the Merger Sub and the Company.

     Dated this 16th day of January, 2008.


RWA21, LTD.                                  BIW LIMITED
(the Merging Corporation)                    (the Surviving Corporation)



By: /s/ David Silverstone                     By: /s/ John Tomac
    ---------------------------                   --------------------------
    David Silverstone                             John S. Tomac
    Its President                                 Its President

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   RWA21, LTD.
                         (FORMERLY KNOWN AS BIW LIMITED)


     1. NAME. The name of the corporation is RWA21, Ltd. (the "Corporation").

     2. REGISTERED OFFICE AND REGISTERED AGENT. The street address of the registered office of the Corporation within the State of Connecticut is CityPlace I, 185 Asylum Street, Hartford, Connecticut 06103-3469. The name of the registered agent of the Corporation at such address is MCR&P Service Corporation.

     3. CORPORATE PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation now or hereafter may be organized under the Connecticut Business Corporation Act, as set forth in Chapter 601 of the Connecticut General Statutes or any applicable successor act thereto, as the same may be amended from time to time (the "CBCA"). The Corporation shall have all powers that now or hereafter may be lawful for a corporation to exercise under the CBCA.

     4. AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock which the Corporation shall have the authority to issue is Twenty Thousand (20,000) shares of common stock, no par value ("Common Stock").

     5. BOARD OF DIRECTORS. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders.

          (a) GENERAL. The business, property and affairs of the Corporation shall be managed by the Board of Directors. Directors need not be elected by ballot unless required by the Bylaws of the Corporation.

          (b) NUMBER. The number of directors constituting the whole Board of Directors of the Corporation shall be as set forth in the Bylaws of the Corporation.

          (c) ACTIONS. Except as otherwise provided in this Certificate of Incorporation, the Bylaws of the Corporation or the CBCA, the Board of Directors shall act by the vote of a majority of the directors present and acting (so long as a quorum is present) in all cases.

          (d) TENURE. Notwithstanding any other provisions to the contrary herein contained, each director shall serve until such director's successor is elected and qualified or until such director's death, retirement, resignation or removal.

     6. LIMITATION ON LIABILITY OF DIRECTORS. No person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareowners for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (E) create liability under Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

     7. INDEMNIFICATION. The Corporation shall be obligated to indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (e) create liability under Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.


                  ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

     The undersigned registered agent of the Corporation specified in Section 2 above hereby consents to such appointment.


                                     MCR&P SERVICE CORPORATION

                                     By:
                                         -----------------------------------
                                         Richard S. Smith, Jr.
                                         Its President

                                       A-2